UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

PARSONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100 Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Summary: The Company has refinanced its existing term loan and revolving credit facility which matured October 2025 and June 2026, respectively. Details of the transaction are below.

On June 5, 2025 (the “Closing Date”), the Company entered into a $450,000,000 unsecured term loan credit facility with an increase option of up to $150,000,000 (“2025 Term Loan”) evidenced by an unsecured term loan credit agreement (the “2025 Term Loan Agreement”), among the Company, as borrower, Parsons Environment & Infrastructure Group Inc., a Delaware corporation (“Environment & Infrastructure”), Parsons International Limited, a Delaware corporation (“International”), PTSI Managed Services Inc., a California corporation (“PTSI”), Parsons Transportation Group Inc., an Illinois corporation (“PTG”), Parsons Secure Solutions, Inc., a Virginia corporation (“PSSI”), and Parsons Government Services Inc., a Nevada corporation (“PGS” and, together with Environment & Infrastructure, International, PTSI, PTG, and PSSI, the “Subsidiary Guarantors”), the several banks and other financial institutions party thereto (the “Term Loan Lenders”), and Bank of America, N.A., as administrative agent for the Term Loan Lenders (in such capacity, the “Term Loan Agent”). The $450,000,000 portion of the 2025 Term Loan was borrowed in a single draw on the Closing Date. Proceeds of the 2025 Term Loan Agreement may be used (a) to pay off in full the Company’s existing $350,000,000 delayed draw term loan credit agreement, dated as of September 14, 2022 (as amended prior to the date hereof, the “2022 Delayed Draw Term Loan Agreement”), and (b) for general working capital, capital expenditures and other lawful corporate purposes, including, the payment of any outstanding fees and expenses owed to the agent and/or lenders under the existing revolving credit agreement, dated as of June 21, 2021 (as amended prior to the date hereof, the “2021 Revolving Credit Agreement”).

The 2025 Term Loan Agreement has a three-year maturity and permits the Company to borrow in U.S. dollars. The 2025 Term Loan Agreement does not require any amortization payments by the Company. Depending on the Company’s consolidated leverage ratio (or debt rating after such time as the Company has such rating), borrowings under the 2025 Term Loan Agreement will bear interest at either a Term SOFR benchmark rate plus a margin between 0.875% and 1.500% or a base rate plus a margin of between 0% and 0.500% and will initially bear interest at the middle of this range.

Amounts outstanding under the 2025 Term Loan Agreement may be prepaid at the option of the Company without premium or penalty, subject to customary breakage fees in connection with the prepayment of Term SOFR benchmark rate loans.

The 2025 Term Loan Agreement contains affirmative, negative, and financial covenants customary for financings of this type, including among other things, limitations on certain other indebtedness, loans and investments, liens, mergers, asset sales, restricted payments, and transactions with affiliates. In addition, the 2025 Term Loan Agreement contains customary events of default.

In addition, on the Closing Date, the Company entered into a $750,000,000 unsecured revolving credit facility with an increase option of up to $500,000,000 (“2025 Revolving Loans”) evidenced by an unsecured revolving credit agreement (the “2025 Revolving Credit Agreement”), among the Company, the Subsidiary Guarantors, the several banks and other financial institutions party thereto (the “Revolving Lenders”), and Bank of America, N.A., as administrative agent for the Revolving Lenders (in such capacity, the “Revolving Agent”). The 2025 Revolving Loans may be borrowed from time to time, at the Company’s election, on or after the Closing Date, subject to customary borrowing mechanics. Proceeds of the 2025 Revolving Credit Agreement may be used for general working capital, capital expenditures and other lawful corporate purposes. No amounts were funded under the 2025 Revolving Credit Agreement on the Closing Date. The 2025 Revolving Credit Agreement replaces in its entirety the 2021 Revolving Credit Agreement, which was paid off in its entirety on the Closing Date.

The 2025 Revolving Credit Agreement has a five-year maturity and permits the Company to borrow in U.S. dollars or in one or more alternative currencies (including, Sterling, Euros, Canadian dollars, Australian dollars and Yen). Depending on the Company’s consolidated leverage ratio (or debt rating after such time as the Company has such rating), borrowings under the 2025 Revolving Credit Agreement will bear interest at either a Term SOFR benchmark rate (or the applicable alternative currency corollary rate) plus a margin between 1.00% and 1.625% or a base rate plus a margin of between 0% and 0.625% and will initially bear interest at the middle of this range.

Amounts outstanding under the 2025 Revolving Credit Agreement may be prepaid at the option of the Company without premium or penalty, subject to customary breakage fees in connection with the prepayment of Term SOFR benchmark rate loans (or the applicable alternative currency corollary rate loans).

The 2025 Revolving Credit Agreement contains affirmative, negative, and financial covenants customary for financings of this type, including among other things, limitations on certain other indebtedness, loans and investments, liens, mergers, asset sales, restricted payments, and transactions with affiliates. In addition, the 2025 Revolving Credit Agreement contains customary events of default.

Item 1.02	Termination of Material Definitive Agreement.

The disclosure required by this item regarding the termination of prior credit facilities is included in Item 1.01 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of June 5, 2025, among Parsons Corporation as borrower, the several subsidiary guarantors, the several banks and other financial institutions party thereto as term loan lenders, and Bank of America, N.A., as administrative agent for the term loan lenders.

10.2	Revolving Credit Agreement, dated as of June 5, 2025, among Parsons Corporation, the subsidiary guarantors, the several banks and other financial institutions party thereto as the revolving lenders, and Bank of America, N.A., as administrative agent for the revolving lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025

PARSONS CORPORATION

By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer